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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 4, 1997


                       PACIFIC SUNWEAR OF CALIFORNIA, INC.
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               (Exact name of registrant as specified in charter)


         California                    0-21296                95-3759463
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       (State or other               (Commission             (IRS employer
jurisdiction of incorporation)       file number)        identification number)


               5037 East Hunter Avenue, Anaheim, California 92807
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (714) 693-8066


                                 Not Applicable
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          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 4, 1997 (the "Closing Date"), Pacific Sunwear of California, Inc. (the "Company") completed the acquisition of certain assets (the "Assets") of Good Vibrations, Inc., a Florida corporation ("Good Vibrations"), pursuant to an Asset Purchase Agreement, dated August 4, 1997, by and among the Company, Good Vibrations and certain other parties specified therein (the "Agreement"). A copy of the Agreement (without the Disclosure Schedules and Exhibits) has been filed as an exhibit to this Report.

         The Company purchased the leasehold interests and improvements, store assets, intellectual property, books and records, assigned contracts and goodwill for a purchase price of approximately $9.2 million in cash, and purchased inventories of approximately $1.3 million in cash at the Closing Date (such assets collectively, the "Assets"). Of the $10.5 million purchase price, $9.9 million was paid on the Closing Date and the balance of $.6 million will be payable in two installments in October 1997 and March 1998.

         The consideration given was based on a negotiated purchase price and was paid from available cash on hand.

         Good Vibrations used the Assets in connection with its operation of 15 retail stores selling young men's apparel, junior apparel, accessories and footwear for teens and young adults. The Company intends to continue to devote the Assets for similar use.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (C)  EXHIBITS.

              Exhibit 2 Asset Purchase Agreement, dated August 4, 1997, by and among Pacific Sunwear of California, Inc., Good Vibrations, Inc., G.F. Schiedel, G.F. Schiedel, as Trustee of the G.F. Schiedel Living Revocable Trust, and solely for purposes of joining in the indemnification obligations specified therein, Arlys Schiedel and Arlys Schiedel, as Trustee of the Arlys Schiedel Living Revocable Trust.1

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(1) The Schedules and Exhibits set forth in the Table of Contents of the Asset
    Purchase Agreement have not been filed herewith; however, the Company will furnish a copy of any omitted material upon the request of the Commission.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PACIFIC SUNWEAR OF CALIFORNIA, INC.


Date: September 16, 1997           By:    /s/ CARL W. WOMACK
                                          -------------------------------
                                   Name:  Carl W. Womack
                                   Title: Senior Vice President, Chief Financial
                                          Officer and Secretary


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                                  EXHIBIT INDEX


Exhibit
  No.             Description of Exhibit
-------           ----------------------

  2 Asset Purchase Agreement, dated August 4, 1997, by and among Pacific Sunwear of California, Inc., Good Vibrations, Inc., G.F. Schiedel, G.F. Schiedel, as Trustee of the G.F. Schiedel Living Revocable Trust, and solely for purposes of joining in the indemnification obligations specified therein, Arlys Schiedel and Arlys Schiedel, as Trustee of the Arlys Schiedel Living Revocable Trust.



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